                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                                 MERCOM, INC.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                                 MERCOM, INC.
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                                  MERCOM, INC.


                              105 Carnegie Center

                          Princeton, New Jersey 08540

                                 (609) 734-3700



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 16, 1995


    The Annual Meeting of Stockholders of Mercom, Inc. will be held on Tuesday, May 16, 1995, at the executive offices of Mercom, Inc., 105 Carnegie Center, Princeton, New Jersey 08540, at 10:00 A.M. local time. The meeting will be held for the following purposes:

       1. To elect seven (7) Directors to serve for a term of one (1) year each.

       2. To ratify the selection of Coopers and Lybrand L.L.P. as independent auditors for the fiscal year ending December 31, 1995.

       3. To act upon such other matters as may properly come before the meeting or any adjournment thereof.

    Only stockholders of record at the close of business on March 28, 1995, will be entitled to vote at the meeting either in person, or by proxy.

    In order to insure that your shares are represented and are voted in accordance with your wishes, KINDLY DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. You are cordially invited to attend the meeting and, if you do so, you may personally vote your shares regardless of whether you have previously submitted a signed proxy to the Company.

                              By order of the Board of Directors.

                                          /s/ JOHN D. FILIPOWICZ

                                          JOHN D. FILIPOWICZ
                                          Corporate Secretary

April 25, 1995

                                  MERCOM, INC.

                                PROXY STATEMENT


    This proxy statement is furnished to the stockholders of Mercom, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company, for use at the Annual Meeting of Stockholders (the "Meeting") to be held on Tuesday, May 16, 1995, at 10:00 A.M. local time, at the Company's executive offices, 105 Carnegie Center, Princeton, New Jersey, and at any adjournment or postponement thereof. Shares represented by properly executed proxies will be voted at the meeting, in accordance with the directions set forth therein. If no direction is specified, the shares will be voted by the persons named as proxy holders in favor of Proposals 1 and 2. As to any other business which may properly come before the Meeting and be submitted to a vote of stockholders, proxies will be voted in the best judgment of the designated proxy holders. The form of proxy enclosed is for use by a stockholder if the stockholder is unable to attend or does not desire to vote in person. Any proxy may be revoked at any time insofar as it has not been exercised. Stockholders may revoke proxies by written notice to the Company, by delivery of a proxy bearing a later date, or by personally appearing at the Meeting and casting a contrary vote. This proxy statement and the accompanying proxy are being mailed to stockholders on or about April 25, 1995.

    The close of business on March 28, 1995 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournment or postponement thereof. On March 28, 1995, there were 2,393,530 shares of Common Stock of the Company outstanding. Each share of Common Stock is entitled to one vote. The Company's Common Stock is the only class of voting securities outstanding.

    The holders of record of a majority of the issued and outstanding Common Stock and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business. Directors are elected by a plurality of the votes cast at the Meeting. The holders of Common Stock do not have cumulative voting rights in the election of Directors. The affirmative vote of a majority of the total shares represented is required for approval of Proposal 2 or any other matter as may properly come before the Meeting or any adjournment or postponement thereof. Broker non-votes on the proposals with respect to the election of Directors and the ratification of the selection of auditors are treated as shares as to which voting power has been withheld by the beneficial holders of those shares and, therefore, as shares not entitled to vote on such proposals. Votes will be tabulated at the Meeting by Inspectors of Election.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

    In accordance with the Company's Articles of Incorporation and Bylaws, the Board of Directors has determined that the Company's Board shall consist of seven persons and has nominated seven individuals for election as directors at the Meeting. The individuals nominated for election (the "Nominees") as Directors are: Bruce C. Godfrey; Clifford L. Jones; David C. McCourt; Michael
J. Mahoney; Raymond B. Ostroski; Harold J. Rose, Jr.; and George C. Stephenson. Those persons who are elected Directors at the Meeting will hold office for the ensuing year or the election and qualification of their respective successors. It is not anticipated that any of these Nominees will become unavailable for any reason, but, if that should occur before the Meeting, the persons named on the enclosed Proxy reserve the right to substitute another person of their choice as nominee or to vote for such lesser number of Directors as may be prescribed by the Board of Directors.


                                  PROPOSAL 2

                      RATIFICATION OF INDEPENDENT AUDITORS

    The Company is asking the stockholders to ratify the selection of Coopers & Lybrand L.L.P. as the Company's independent auditors for the fiscal year ending December 31, 1995. It is not anticipated that representatives of Coopers & Lybrand L.L.P. will be present at the meeting.

    If the stockholders do not ratify this appointment, other independent auditors will be considered by the Board of Directors. Notwithstanding the stockholders' ratification of the selection of the independent auditors, the Board of Directors reserves the right to select other independent auditors at its discretion.

    The Board of Directors recommends that the stockholders vote FOR the ratification of the selection of Coopers & Lybrand L.L.P. to serve as the Company's independent auditors for the fiscal year ending December 31, 1995.

                  INFORMATION CONCERNING ELECTION OF DIRECTORS

    Information as of March 1, 1995, concerning the principal occupation and beneficial ownership of Common Stock of the Company for the Nominees for election as Directors is set forth below:


Nominee                         Director Since                        Age
-------                         --------------                        ---

Bruce C. Godfrey                    1994                               39

Executive Vice President and Chief Financial Officer of the Company since May 1994; Executive Vice President and Chief Financial Officer, C-TEC Corporation ("C-TEC") since April 1994; Former Senior Vice President, Daniels & Associates, an investment banking firm specializing in the cable television, mobile communications and entertainment businesses. Mr. Godfrey does not own any Common Stock of the Company.


Clifford L. Jones                   1991                               67

Served as President, Capital Region Economic Development Corporation until February 1994; Past President, Pennsylvania Chamber of Business & Industry; Director, Pennsylvania Power & Light Company. Mr. Jones has sole voting and investment power over 100 shares of Common Stock of the Company.


Michael J. Mahoney                  1994                               44

President and Chief Operating Officer of the Company since March 1, 1994; Executive Vice President of the Company from 1991-1994; President and Chief Operating Officer, C-TEC since February 1994; Executive Vice President, C-TEC Cable Systems, Inc. ("CCS") from 1991 - 1994; Former Executive Vice President and Chief Operating Officer, Harron Communications Corp. Mr. Mahoney does not own any Common Stock of the Company.

Nominee                        Director Since                         Age
-------                        --------------                         ---


David C. McCourt                    1993                               38

Chairman and Chief Executive Officer of the Company since October 1993; Chairman, Chief Executive Officer and Director, C-TEC; President, Chief Executive Officer and Director, RCN Corporation; President and Director, Metropolitan Fiber Systems/McCourt, Inc.; Director, MFS Communications Company, Inc. and MFS Telecom, Inc. Mr. McCourt does not own any Common Stock of the Company.


Raymond B. Ostroski                 1994                               40

Executive Vice President and General Counsel of the Company since February 1995; Executive Vice President, General Counsel and Corporate Secretary, C-TEC since February 1995. Mr. Ostroski has sole voting and investment power with respect to 2,000 shares of Common Stock of the Company.


Harold J. Rose, Jr.                 1991                               59

Partner, RK Associates, real estate management consultants; Former Chairman of the Board and Chief Executive Officer of Merchants Bancorp, Inc. and Chairman of the Board of Merchants Bank, N.A. and Merchants Bank (North). Mr. Rose does not own any Common Stock of the Company.


George C. Stephenson                1991                               49

Managing Director, PaineWebber, Inc. Mr. Stephenson has sole voting and investment power over 5,000 shares of Common Stock of the Company.

                             EXECUTIVE COMPENSATION

    Except with respect to the Company's management agreement dated January 1, 1992 (the "Management Agreement") with CCS, a wholly-owned subsidiary of C-TEC, no executive officer of the Company received any compensation for services rendered on behalf of the Company during the fiscal year ended December 31, 1994. See "Certain Transactions."

                          SECURITY OWNERSHIP OF STOCK

Security Ownership of Management
--------------------------------

    As of March 1, 1995, C-TEC Properties, Inc., a wholly-owned subsidiary of C-TEC ("C-TEC Properties"), owned 1,044,194 shares of Common Stock of the Company. David C. McCourt, Michael J. Mahoney, Bruce C. Godfrey and Raymond B. Ostroski are the principal executive officers of C-TEC Properties. Directors and executive officers as a group beneficially owned 7,100 shares of Common Stock, representing less than one percent of the outstanding Common Stock of the Company.

Security Ownership of Certain Beneficial Owners
-----------------------------------------------

    So far as is known to the Company, as of March 1, 1995, no persons, except those listed below, owned beneficially more than five percent (5%) of the outstanding Common Stock. With respect to the named persons, the following information is based on Schedules 13D or 13G filed with the Securities and Exchange Commission ("SEC"), copies of which were supplied to the Company by said persons. The table below discloses the name and address of such beneficial owners, the total number of shares beneficially owned by each and their percentage of ownership in relation to the total shares outstanding and entitled to vote as of March 1, 1995.


Name and Address of                 Amount and Nature of          Percent
 Beneficial Owner                  Beneficial Ownership (1)      of Class
-------------------                --------------------          ---------

C-TEC Corporation (2)                    1,044,194                43.63%
105 Carnegie Center
Princeton, New Jersey 08540

Ruane, Cunniff & Co., Inc. (3)             173,330                 7.24%
767 Fifth Avenue, Suite 4701
New York, New York 10153-4798

William L. Matheson                        127,862                  5.3%
430 South Beach Road
Hobe Sound, Florida  33455

__________________________________
(1) The number of shares stated in this column includes shares owned directly or indirectly, through any contract, arrangement, understanding, relationship, or which the indicated beneficial owner otherwise has the power to vote, or direct the voting of, and/or has investment power.

(2) As set forth in Amendment No. 16 to C-TEC's Schedule 13D dated January 4, 1993, such shares are owned by C-TEC Properties, Inc.

(3) Based on information obtained from Schedule 13G for the Common Stock of the Company filed on February 10, 1995, with the Securities and Exchange Commission by Ruanne, Cunniff & Co., Inc.

                             CERTAIN TRANSACTIONS

    The Company entered into a Management Agreement with CCS pursuant to which CCS operates and manages the Company's cable properties. The Management Agreement provides that the Company will pay CCS: (a) an annual fee equal to the greater of: (i) $500,000 or (ii) a percentage of the Company's annual revenues (ranging from 5% of $10 million of revenues, as defined, to 4% of revenues in excess of $20 million); and (b) an annual incentive bonus equal to twenty-five percent (25%) of the Company's earnings before interest, depreciation, amortization and taxes ("EBIDAT") as adjusted, during the applicable fiscal year less the base year EBIDAT of $3.85 million. During 1994, CCS earned, pursuant to the Management Agreement, management and incentive fees of approximately $1.1 million. In addition, pursuant to the Management Agreement, the Company paid C-TEC Services, Inc., a wholly-owned subsidiary of C-TEC ("C-TEC Services"), $28,326 for certain services (including without limitation, legal, accounting, tax and public relations services) performed for the Company by C-TEC Services and/or non-affiliated third-parties. The cost of such services (to the extent rendered by C-TEC and its affiliates) was determined in accordance with the Management Agreement by calculating all of C-TEC Services' direct and indirect labor, overhead and employee benefit costs associated with the provision of such services.

    The Company is a party to a Credit Agreement with Morgan Guaranty Trust Company of New York ("Morgan Guaranty") dated as of November 26, 1989, as amended (as amended, the "Credit Agreement"). In December of 1992, 1993, and 1994, the Company and Morgan Guaranty restructured the principal payments due under the Credit Agreement for the respective year. Based on its latest financial projections, the Company determined that it would not be able to make the principal payments of long-term debt as scheduled under the Credit Agreement for 1995. On March 31, 1995, C-TEC Corporation, which owns 43.63% of the Company's outstanding Common Stock, loaned $887,000 to the Company to enable it to make its principal payment of $887,000 scheduled for March 31, 1995, under the Credit Agreement. The loan from C-TEC will bear interest at a rate equal to the weighted average effective rate charged under the Credit Agreement for the relevant period and is payable on demand. At December 31, 1994, the weighted average effective interest rate under the Credit Agreement was 6.65%.
Management and the Company's bank are working toward a mutually acceptable restructuring of the debt and/or equity of the Company. However, there is no assurance that it will be successful or that C-TEC would provide additional debt financing to the Company.

                INFORMATION ABOUT THE BOARD AND ITS COMMITTEES


    The Board of Directors of the Company held four (4) regularly scheduled meetings in 1994.

    The Company does not have a nominating or compensation committee.


    The Audit/Affiliated Transactions Review Committee held five (5) meetings in 1994. The Committee supervised, among other things, the continuous internal audit program of the Company, reviewed and advised the Board with respect to affiliate transactions and advised and aided the officers of the Company in administrative matters. The current committee consists of Harold J. Rose, Jr., Chairman, Clifford L. Jones and George C. Stephenson.


Directors' Fees
---------------

    Each Director of the Company is paid an annual retainer of $6,000, plus $500 for each Board meeting attended during 1994. Committee Chairmen are paid $1,000 for each committee meeting attended while other committee members are paid $500 for each meeting attended. Members of the Executive Committee are not compensated for participating in the meetings of said committee. Directors who are also employees of C-TEC have authorized the payment of such fees to their employer, C-TEC Services, consistent with the terms of their employment with C-TEC. The following fees were paid in 1994: Clifford L. Jones $9,000; Harold J. Rose, Jr. $10,500; George C. Stephenson $9,000 and C-TEC Services, $25,250.


                                 OTHER MATTERS

    The Board of Directors does not know of any other matters that may come before the Meeting. However, if any other matters properly come before the Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

                              GENERAL INFORMATION

Financial Information
---------------------

    A copy of the Company's 1994 Annual Report to Stockholders containing the Consolidated Financial Statements of the Company, including the report thereon of Coopers & Lybrand L.L.P., independent accountants, accompanies this proxy statement.

    Upon the written request of any person who on March 28, 1995, was a record owner of the Company's Common Stock, or who represents in good faith that he was on such date a beneficial owner of such stock entitled to vote at the Annual Meeting, the Company will send to such person, without charge, a copy of its Annual Report on Form 10-K for 1994, as filed with the Securities and Exchange Commission. Requests for the Report should be directed to Valerie Haertel, Director of Investor Relations, Mercom, Inc., 105 Carnegie Center, Princeton, New Jersey 08540

Solicitation of Proxies
-----------------------

    The Company will bear the cost of solicitation of proxies. In addition to the use of the mail, proxies may be solicited by officers, directors and regular employees of the Company, personally or by telephone, telecopy or telegraph, and the Company may reimburse persons holding stock in their names or those of their nominees for their expenses in forwarding soliciting materials to their principals.

    It is important that proxies be returned promptly, even if you are expecting to attend the meeting in person. Therefore, stockholders are urged to fill in, date, sign and return the enclosed proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States.

Stockholders' Proposals
-----------------------

    Any stockholder who desires to submit a proposal to be considered for inclusion in the proxy statement and proxy of the Company relating to the 1996 Annual Meeting of Stockholders must submit such proposal in writing to the Company by December 27, 1995. Such proposals should be hand delivered or mailed, return receipt requested, to the Secretary of the Company.

                                    By order of the Board of Directors.

                                    /s/ JOHN D. FILIPOWICZ

                                        JOHN D. FILIPOWICZ
                                        Corporate Secretary

Dated:  April 25, 1995